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                  AGREEMENT AND PLAN OF MERGER

                          BY AND AMONG

                     UNITIED BANK AND TRUST
                         ABILENE, TEXAS

                               AND

                     FIRST STATE BANK, N.A.
                         ABILENE, TEXAS

                     DATED OCTOBER 24, 2000







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                  AGREEMENT AND PLAN OF MERGER
                  ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), is made and entered into as of the 24th day of October, 2000, by and between FIRST STATE BANK, N.A., a national banking association whose principal office is located in Abilene, Texas ("FSB"), and UNITED BANK AND TRUST, a Texas banking association whose principal office is located in Abilene, Texas ("UB&T") (herein sometimes collectively referred to as the "Banks").

                      W I T N E S S E T H:
                      --------------------

     WHEREAS, FSB is a national banking association duly organized and existing under the laws of the United States, with authorized capital stock consisting of 250,000 shares of common stock, par value $5.00 per share (the "FSB Stock"), of which 250,000 shares are validly issued and outstanding;

     WHEREAS, UB&T is a Texas banking association duly organized and existing under the laws of the State of Texas, with an authorized capital stock consisting of 300,000 shares of common stock, par value $4.00 per share (the "UB&T Stock"), of which 300,000 shares are validly issued and outstanding, and

     WHEREAS, a majority of the Boards of Directors of each of FSB and UB&T, pursuant to the authority given by and in accordance with the provisions of the National Bank Act and the Texas Finance Code, have approved this Merger Agreement, pursuant to which UB&T shall be merged with and into FSB (the "Merger"), and have authorized the execution hereof, and

     WHEREAS, as and when required by the provisions of this Merger Agreement, all such action as may be necessary or appropriate shall be taken by FSB and UB&T in order to consummate the Merger.

     NOW, THEREFORE, in consideration of the premises, FSB and UB&T hereby agree that UB&T shall be merged with and into FSB on the following terms and conditions:

     1. Merger of the Banks. At the Effective Time (as defined in Section 12 of this Merger Agreement), UB&T shall be merged with and into FSB pursuant to the provisions of 12 U.S.C. Section 215a and Section 32.301 of the Texas Finance Code ("Section 32.301").

     2. Effects of the Merger. The Merger shall have the effects set forth in 12 U.S.C. Section 215a and Section 32.301.
At the Effective Time, the corporate existence of UB&T shall be merged into and continued in FSB, as the bank surviving the Merger (the "Surviving Bank"), and the Surviving Bank shall be deemed to be the same corporation as FSB and UB&T. The name of the Surviving Bank shall be "First State Bank, N.A." The existing office of
UB&T located at 1049 N. Third, Abilene, Texas shall be the main office of the Surviving Bank, and the existing offices and facilities of FSB and UB&T immediately preceding the Merger will become offices and facilities of the Surviving Bank following the Merger. At the Effective Time, all rights,

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franchises and interests of FSB and UB&T in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer. At the Effective Time, the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by FSB and UB&T, respectively, at the Effective Time. At the Effective
Time, the Surviving Bank shall be liable for all liabilities of FSB and UB&T, respectively; and all deposits, debts, liabilities, obligations and contracts of FSB and UB&T, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of FSB or UB&T, as the case maybe, including all liabilities of FSB and UB&T for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the Merger, shall be those of the Surviving Bank and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of either FSB or UB&T shall be preserved unimpaired.

     3. Articles of Association and Bylaws. At the Effective Time, the Articles of Association and Bylaws of FSB shall continue in effect as the Articles of Association and Bylaws of the Surviving Bank until the same shall be amended and changed as provided by law.

     4.        Directors and Executive Officers of the Surviving Bank.
At the Effective Time, the directors and executive officers of the Surviving Bank shall be those persons listed on Exhibit A attached hereto, and each of such persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Association and Bylaws of the Surviving bank or as otherwise provided by law.

     5. Conversion of FSB and UB&T Stock. At the Effective Time, by virtue of this Merger Agreement and without any further action on the part of any holder, all shares of FSB Stock and UB&T Stock outstanding at the Effective Time shall be converted into 250,000 shares of common stock of the Surviving Bank, with a par value of $5.00 per share.

     6. Stock Transfer Books. The stock transfer books of UB&T shall be closed as of the Effective Time, and no transfer of record of any of the shares of UB&T Stock shall take place thereafter.

     7. Shareholder Approval. This Merger Agreement shall be submitted to the sole shareholder of each of the Banks for approval by written consent. Upon approval by the sole shareholder of each of the Banks, this Merger Agreement shall be made effective as soon as practicable thereafter as provided in
Section 11 hereof.

     8. Conditions to Consummation of the Merger. All obligations of the parties under this Merger Agreement are subject to the receipt of all consents, orders and regulatory approvals and satisfaction of all other requirements prescribed by law that are necessary for the

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consummation of the Merger, including, without limitation, shareholder approval and the approval of the Office of the Comptroller of the Currency.

     9. Termination. This Merger Agreement may be terminated and abandoned at any time prior to or on the Closing Date (as defined in Section 12 of this Merger Agreement), whether before or after action thereon by the sole shareholder of each of FSB and UB&T, by the mutual consent in writing of each of FSB and UB&T.

     10. Effect of Termination. In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of Section 9, this Merger Agreement shall be of no further force or effect and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of either FSB or UB&T or the directors, officers, employees, agents or stockholders of either of them.

     11. Waiver, Amendment and Modification. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the sole shareholder of FSB and UB&T, by the party that is entitled to the benefits thereof. This Merger Agreement may be modified or amended at any time, whether before or after action thereon by the sole shareholder of FSB and UB&T, by FSB and UB&T. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

     12. Closing Date and Effective Time. The "Closing Date" shall be the last to occur of (i) the first business day after the receipt of all necessary regulatory approvals and expiration of any mandatory waiting periods; or (ii) such later date upon which FSB and UB&T may mutually agree. Subject to the terms, and upon satisfaction on or before the closing Date of all requirements of law, and the conditions specified in this Merger Agreement, the Merger shall become effective at the opening of business on the date specified in the certification of the Merger to be issued by the Office of the Comptroller of the Currency, such time being herein called the "Effective Time."

     13. Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     14.       Governing Law.  THIS MERGER AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
UNITED STATES, AND, TO THE EXTENT NOT INCONSISTENT WITH THE LAWS
OF THE UNITED STATES, THE LAWS OF THE STATE OF TEXAS.

     15. Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be


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taken such further or other acts, either before or after the Effective
Time, as may be deemed necessary or desirable in order to vest in and confirm to the Surviving Bank title to and possession of any assets of FSB or UB&T acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

     16. Assignment. This Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 16 shall be void and of no effect.

     17. Severability. In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there shall be added automatically as a part of this Merger
Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

     18. Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Merger Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

     19. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense.

     20. Articles, Sections, Exhibits and Schedules. All articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement and all exhibits referred to herein are exhibits attached to this Merger Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

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     21.        Binding Effect.  All of the terms, covenants,
representations, warranties and conditions of this Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement.

     IN WITNESS WHEREOF, FSB and UB&T have caused this Merger
Agreement to be executed by their duly authorized officers as of the date first above written, and the officers of each such bank have hereunto subscribed their names.



ATTEST:                          FIRST STATE BANK, N.A.,
                                 a national banking association
  /s/  Albert C. Jordan III
------------------------------   By:  /s/  Bryan Stephenson
Print Name:Albert C. Jordan III       -------------------------
           --------------------        Bryan Stephenson,
Title:      Sub & Cashier              Chairman of the Board
           --------------------


STATE OF TEXAS

COUNTY OF TAYLOR

     I hereby certify that on this 18th day of October, 2000, before me, a notary public in and for Taylor County, Texas, personally came BRYAN STEPHENSON, the attorney named in the foregoing agreement and by virtue and in pursuance of the authority therein conferred upon him, acknowledged the agreement to be the act and deed of FIRST STATE BANK, N.A. and desired that the same might be recorded as such.

     WITNESS my hand and notary seal this day and year aforesaid.

                                        /s/  Cindy Stone
                                   ------------------------------
                                        (Signature of Notary)



          [Notary Seal]



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ATTEST:                          UNITED BANK AND TRUST,
                                 a Texas banking association
     /s/       Don E. Cosby
------------------------------   By:  /s/  Ronald Simpson
Print Name:    Don E. Cosby           -------------------------
           -------------------         Ronald Simpson,
Title:        Director                 Chairman of the Board
         ----------------------



STATE OF TEXAS

COUNTY OF TAYLOR

     I hereby certify that on this 24th day of October, 2000, before me, a notary public in and for Taylor County, Texas, personally came RONALD SIMPSON, the attorney named in the foregoing agreement and by virtue and in pursuance of the authority therein conferred upon him, acknowledged the agreement to be the act and deed of UNITED BANK & TRUST and desired that the same might be recorded as such.

     WITNESS my hand and notary seal this day and year aforesaid.

                                        /s/  Patricia Ann Cheek
                                   ------------------------------
                                        (Signature of Notary)


          [Notary Seal]


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                            EXHIBIT A


                    OFFICERS AND DIRECTORS OF
                     FIRST STATE BANK, N. A.
                         ABILENE, TEXAS
                        (SURVIVING BANK)


Officers
--------

Ronald Simpson, President
Nancy Johnson, Cashier


Board of Directors
------------------

Tom C. Nichols, Chairman
Don E. Cosby
Bryan Stephenson
Jim Fitzhugh
Randal Crosswhite
Mike Jarrett
David Kirk
Carl Campbell
Jim Richmond




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